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                           LENDER ASSUMPTION AGREEMENT

         This LENDER ASSUMPTION AGREEMENT ("Assumption Agreement") is entered into as of February 21, 2002 by THE CIT GROUP/BUSINESS CREDIT, INC. (the "New Lender"). Reference is made to that certain Loan and Security Agreement dated as of January 22, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among Oakwood Homes Corporation, a North Carolina corporation ("Parent"), Parent's subsidiaries signatory thereto (together with Parent, each, an individual "Borrower" and collectively, the "Borrowers"), the lenders signatory thereto (the "Lenders"), and Foothill Capital Corporation, a California corporation with an office in Atlanta, Georgia, in its capacity as Agent ("Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

         1. In accordance with the terms and conditions of Section 14.3 of the Loan Agreement, New Lender hereby joins the Loan Agreement as a "Lender" and assumes all duties and obligations of a Lender under the Loan Documents as of 9:00 a.m. (Atlanta, Georgia time) on February 21, 2002 (the "Joinder Effective Date") with a Commitment in the amount of $10,000,000 (the "Additional Commitment"). In consideration of such assumption of duties and obligations, New Lender shall be entitled to all of the rights and privileges of a Lender under the Loan Agreement upon the Joinder Effective Date to the extent of the Additional Commitment.

         2. New Lender (a) confirms that it has received copies of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (b) agrees that it will, independently and without reliance, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) confirms that it is eligible as an Lender under the terms of the Loan Agreement; (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender thereunder.

         3. Following the execution of this Assumption Agreement by New Lender, it will be delivered to Agent for recording. The effective date of this Assumption Agreement shall be the Joinder Effective Date. Agent hereby accepts this Assumption Agreement.

         4. As of the Joinder Effective Date, Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the Additional Commitment (including, without limitation, all payments of principal and interest with respect thereto) to New Lender in accordance with the provisions of the Loan Agreement. Upon the Joinder Effective Date, New Lender shall pay to Agent New Lender's Pro Rata Share (after taking into account the Additional Commitment) of the principal amount of any outstanding loans under the Loan Agreement and the other Loan Documents in an amount not to exceed the Additional Commitment.


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         5.       As of the Joinder Effective Date and after Agent's receipt of payment of such New Lender's Pro Rata Share of the outstanding loans under the Loan Agreement, New Lender shall be entitled to fees for the benefit of the Lenders as more particularly described in the Loan Agreement, in accordance with such New Lender's Pro Rata Share of the Commitments thereunder after giving effect to this Assumption Agreement, including (a) the Applicable Prepayment Premium, if any, as set forth in Section 3.6 of the Loan Agreement; (b) the Letter of Credit fees as set forth in Section 2.6(b) of the Loan Agreement; and
(c) the unused line fee as set forth in Section 2.11(a) of the Loan Agreement.

         6. In addition to the Fees described in Section 6, on the Joinder Effective Date, Agent shall pay New Lender the fees described in that certain Fee Letter of even date herewith by and between Agent and New Lender.

         7. New Lender specifically acknowledges that it shall not be entitled to any fees described in the Fee Letter dated as of January 22, 2002 by and among Borrowers and Agent, referred to in Section 2.11(c) of the Loan Agreement, and New Lender agrees that such fees shall be for the sole account of Agent.

         8. Notwithstanding anything to the contrary contained in the Loan Agreement or this Assumption Agreement, in no event shall Foothill, in its capacity as Lender, assign or sell a participating interest in any of its Commitment if the effect of such sale or assignment would result in Foothill owning and controlling, both beneficially and legally, less than the amount of the Commitment owned and controlled, both beneficially and legally, by New Lender; provided, however, that the foregoing restriction shall not apply in the event of any assignment made in connection with the merger, consolidation, sale, transfer or other disposition of all or any portion of the business or loan portfolio of Foothill.

         9. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.


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         IN WITNESS WHEREOF, New Lender has caused this Assumption Agreement to be executed and delivered by its respective officers thereunto duly authorized as of the Joinder Effective Date.

                                    THE CIT GROUP/BUSINESS CREDIT, INC.,
                                    as New Lender



                                    By: /s/ Bruce Rhodes
                                       -----------------------------------
                                    Name:  Bruce Rhodes
                                         ---------------------------------
                                    Title: Vice President
                                          --------------------------------


ACKNOWLEDGED AND CONSENTED TO
THIS 21 DAY OF
February, 2002

FOOTHILL CAPITAL CORPORATION,
AS AGENT AND LENDER

By:  /s/ Kathy Plisko
   --------------------------
Title: Senior Vice President
      -----------------------


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